EXHIBIT 11.1
                    TRITON ENERGY LIMITED AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER ORDINARY SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)




                                                                THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                JUNE 30,                        JUNE 30,
                                                                --------------------            ------------------
                                                                               1997      1996                1997      1996
                                                                --------------------  --------  ------------------  --------

PRIMARY COMPUTATION:
Earnings (loss) from continuing operations                      $              (308)  $12,696   $           3,178   $24,047
Dividends on preference shares                                                  ---       ---                (213)     (772)
                                                                --------------------  --------  ------------------  --------
Earnings (loss) from continuing operations
   applicable to ordinary shares                                               (308)   12,696               2,965    23,275
Loss from discontinued operations                                               ---       ---                 ---       ---
                                                                --------------------  --------  ------------------  --------
Earnings (loss) before extraordinary item applicable to
   ordinary shares                                                             (308)   12,696               2,965    23,275
Extraordinary item on extinguishment of debt                                (14,491)     (434)            (14,491)     (434)
                                                                --------------------  --------  ------------------  --------

Net earnings (loss) applicable to ordinary shares               $           (14,799)  $12,262   $         (11,526)  $22,841
                                                                --------------------  --------  ------------------  --------

Shares:
Average number of ordinary shares outstanding                                36,432    35,661              36,404    35,536
Additional shares assuming conversion of
   stock options and convertible debentures                                     478     1,072                 577     1,133
                                                                --------------------  --------  ------------------  --------
Average ordinary and equivalent shares outstanding                           36,910    36,733              36,981    36,669
                                                                --------------------  --------  ------------------  --------

PRIMARY EARNINGS (LOSS) PER ORDINARY SHARE:
Continuing operations                                           $             (0.01)  $  0.34   $            0.08   $  0.63
Discontinued operations                                                         ---       ---                 ---       ---
Extraordinary item                                                            (0.39)    (0.01)              (0.39)    (0.01)
                                                                --------------------  --------  ------------------  --------
Net earnings (loss)                                             $             (0.40)  $  0.33   $           (0.31)  $  0.62
                                                                --------------------  --------  ------------------  --------

FULLY DILUTED COMPUTATION:*
Earnings (loss) from continuing operations                      $              (308)  $12,696   $           3,178   $24,047
Net interest expense related to convertible debt                                ---       196                 ---       392
                                                                --------------------  --------  ------------------  --------
Adjusted earnings (loss) from continuing operations
   applicable to ordinary shares                                               (308)   12,892               3,178    24,439
Loss from discontinued operations                                               ---       ---                 ---       ---
                                                                --------------------  --------  ------------------  --------
Adjusted earnings (loss) before extraordinary item
   applicable to ordinary shares                                               (308)   12,892               3,178    24,439
Extraordinary item on extinguishment of debt                                (14,491)     (434)            (14,491)     (434)
                                                                --------------------  --------  ------------------  --------
Net earnings (loss) applicable to ordinary shares as adjusted   $           (14,799)  $12,458   $         (11,313)  $24,005
                                                                --------------------  --------  ------------------  --------

Shares:
Average number of ordinary shares outstanding                                36,432    35,661              36,404    35,536
Additional shares assuming conversion of:
Stock options and convertible debentures                                        693     1,071                 698     1,132
Preference shares                                                               218       257                 218       257
Convertible debt of affiliate                                                   ---       550                 ---       556
                                                                --------------------  --------  ------------------  --------
Average ordinary and equivalent shares
   outstanding as adjusted                                                   37,343    37,539              37,320    37,481
                                                                --------------------  --------  ------------------  --------

FULLY DILUTED EARNINGS (LOSS) PER ORDINARY SHARE:
Continuing operations                                           $             (0.01)  $  0.34   $            0.09   $  0.65
Discontinued operations                                                         ---       ---                 ---       ---
Extraordinary item                                                            (0.39)    (0.01)              (0.39)    (0.01)
                                                                --------------------  --------  ------------------  --------
Net earnings (loss)                                             $             (0.40)  $  0.33   $           (0.30)  $  0.64
                                                                --------------------  --------  ------------------  --------



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*  This  calculation  is  submitted  in  accordance  with  Regulation S-K item
601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result for the six months ended June 30, 1997 and 1996.